Exhibit 10.1

Letter of Intent (Non-Binding) Between World Mobile and Cuentas

This Letter of Intent (LOI) is made between World Mobile Group Ltd (“World Mobile”), a UK limited company with offices located at 29 Holywell Row, London EC2A 4JB and Cuentas, Inc., a Florida USA corporation with offices located at 235 Lincoln Rd, Suite 210, Miami Beach, Florida, 33139 USA (“Cuentas”), herein referred to individually as a “Party” and jointly as the “Parties.”

Purpose:

The Parties intend to collaboratively bridge the digital divide in the USA by enhancing connectivity and integrating financial services. The initiative aims to leverage the World Mobile sharing economy to expand network coverage and provide affordable connectivity, while also offering Cuentas’ digital products to customers.

Scope of Partnership:

Network Expansion and Connectivity:

The Parties will utilize World Mobile’s sharing economy platform, airnode.worldmobile.io, to build out local networks tailored to specific customer bases, using the most relevant technologies for each area.

The network buildout will initially target the potential use of 60,000 Bodegas that Cuentas is currently engaged with to serve as cell sites. These sites will play a crucial role as hosts within the sharing economy, pairing with operators globally.

Participating Companies:

Initial participants in this partnership will include Cuentas Mobile, Culture, and Red Pocket. The Parties commit to using their best efforts to craft compelling offers for their customer bases, which may include roaming services (where legally permissible) or the provision of a secondary SIM or eSIM (where available) that operates on the World Mobile network.

Roaming and SIM Services:

World Mobile will offer a roaming rate of $0.0012 per MB to Cuentas and other involved MVNOs, contingent upon the legal feasibility of establishing roaming agreements.

World Mobile will permit Cuentas and its affiliates to resell World Mobile SIM cards and eSIMs (where available) providing competitively priced retail packages and associated cost prices.

Integration of Financial Services:

Cuentas and World Mobile will collaborate to integrate Cuentas’ fintech, banking, payments, remittance, and other financial services into the World Mobile app and ecosystem. This integration aims to enhance the user experience and expand the range of available services.

Equity Renumeration:

The Parties agree to engage in a equity / stock option agreement whereby World Mobile is rewarded stock in Cuentas publicly traded vehicle, with specifics to be determined based on achieving defined milestones. This tiered approach will align the incentives and contributions of both parties throughout the partnership.

Potential Merger:

The Parties agree to consider and discuss potential merger terms and conditions as part of the formal agreement going forward.

Security Deposit:

World Mobile will transfer US$50,000 to Cuentas as a refundable Security Deposit within 3 days of signing this LOI.

Best Efforts:

Both Parties agree to exert their best efforts to realize the goals stated in this LOI and to facilitate the successful execution of the planned initiatives.

Non-Binding Nature:

This LOI serves as a preliminary expression of intent between World Mobile and Cuentas and is not legally binding, except where explicitly stated. This document does not create obligations of exclusivity, purchase, sale, or any formal partnership beyond the described intentions.

Next Steps:

Following this LOI, the Parties will proceed to negotiate the terms of a definitive agreement that will outline the detailed commercials and terms and conditions of the partnership. Both parties agree to conduct these negotiations in good faith and with due diligence.

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IN WITNESS WHEREOF, each Party has approved and executed this Agreement as of the Effective Date.

World Mobile Group Ltd (“World Mobile”)

By:	/s/ Micky Watkins
Name:	Micky Watkins
Title:	Chief Executive Officer

Effective Date:  June 3, 2024

Cuentas, Inc. (“Cuentas”)

By:	/s/ Shalom Arik Maimon
Name:	Shalom Arik Maimon
Title:	Chief Executive Officer

Effective Date:  June 3, 2024

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